EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                          TAYLOR INVESTMENT CORPORATION


         The undersigned incorporator of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, and law amendatory thereof and supplementary thereto, does hereby associate himself as a body corporate and does hereby adopt the following Articles of Incorporation:

         1. The name of this corporation shall be Taylor Investment Corporation.

         2. The purpose of this corporation shall be to engage in general business.

         3. That this corporation shall have all powers granted or available under the laws of the State of Minnesota.

         4. The period of duration of this corporation shall be perpetual.

         5. The location and post office address of the registered office of this corporation in Minnesota is 650 Pillsbury Building, Minneapolis, Minnesota 55402.

         6. The total authorized number of shares which the corporation shall have authority to issue is Two Hundred Fifty Thousand (250,000) common shares, each having a par value of ten cents ($.10) per share, amounting in the aggregate to $25,000.00. Shareholders shall not have any pre-emptive rights to subscribe for any shares of the corporation. The Board of Directors shall have authority to accept and reject subscriptions for and to allot shares.

         7. The amount of stated capital with which this corporation shall begin business shall be One Thousand ($1,000.00) dollars.

         8. The name, post office address and terms of office of the first Board of Directors and incorporator are as follows:

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         NAME                POST OFFICE ADDRESS         TERM OF OFFICE
         ----                -------------------         --------------
         Philip C. Taylor    650 Pillsbury Building      Until Successor Elected

         9. The Board of Directors may from time to time by vote of a majority of its members make, alter, amend or rescind all or any of the by-laws of this corporation subject to the power of the shareholders to change or repeal such by-laws.

         10. The holders of a majority of the outstanding shares shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of this corporation including its good will, which may be money, shares, bonds, or other instruments for the payment of money, or other property as the Board of Directors deems expedient; to amend the Articles of Incorporation of this corporation; and adopt or reject an agreement of consolidation or merger.

         IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of June, 1979.

                                        /s/  Philip C. Taylor
                                        ----------------------------------------
                                        Philip C. Taylor

STATE OF MINNESOTA   )
                     ) ss:
COUNTY OF HENNEPIN   )

         On this 25th day of June, 1979 before me, a Notary Public within and for said County personally appeared Philip C. Taylor to me known to be the person named as incorporation and who executed the foregoing Articles of Incorporation, and acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.


                                        /s/ Daniel M. Homolka
                                        ----------------------------------------
                                        Notary Public


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


                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                          TAYLOR INVESTMENT CORPORATION


         I, the undersigned, Philip C. Taylor, the President of Taylor Investment Corporation, a Minnesota corporation, do hereby certify that the following resolutions as hereinafter set forth were adopted pursuant to Sections 302A.441 and 302A.329 of the Minnesota Statutes by written authorization of the shareholders and Directors of said corporation, dated February 13, 1986:

         RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated in their entirety to read as follows:

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                          TAYLOR INVESTMENT CORPORATION

                                   ARTICLE I

         The name of this Corporation is Taylor Investment Corporation.

                                   ARTICLE II

         The registered office of this Corporation is located at Suite 425, 511-11th Avenue South, Minneapolis, Minnesota 55415.

                                  ARTICLE III

         This Corporation is authorized to issue an aggregate total of 10,000,000 shares, which shall be designated Common Stock with a par value of $.01 per share.

                                   ARTICLE IV

         The Board of Directors of the Corporation shall have the authority to establish any number of classes or series of shares.

                                   ARTICLE V

         No shareholder of this Corporation shall have any cumulative voting rights.

                                   ARTICLE VI

         No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                  ARTICLE VII

         Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under the Minnesota Business Corporation Act may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

         RESOLVED FURTHER, that the Amended and Restated Articles of Incorporation of this Corporation shall supersede the existing Articles of Incorporation and all amendments thereto.

         IN WITNESS WHEREOF, I have subscribed my name this 13th day of February, 1986.


                                        /s/ Philip C. Taylor
                                        ----------------------------------------
                                        Philip C. Taylor, President

STATE OF MINNESOTA   )
                     ) ss.
COUNTY OF HENNEPIN   )

         Subscribed and sworn to before me this 13th day of February, 1986.


                                        /s/ Amy J. L. Burchardt
                                        ----------------------------------------
                                        Notary Public

STATE OF MINNESOTA

DEPARTMENT OF STATE

         I hereby certify that the within
Instrument was filed for record in this
office on the 13 day of Feb. A.D. 1986, at 4:30 o'clock P.M., and was duly recorded in Book H-66 of Incorporation, on page 079

         /s/ Joan Anderson
         ----------------------------------
         Secretary of State


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